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                                                                    Exhibit 99.1

PRESS RELEASE
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FOR IMMEDIATE RELEASE

               IPC HOLDINGS PROPOSES KPMG AS INDEPENDENT AUDITORS
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PEMBROKE, BERMUDA, April 17, 2002. IPC's Board of Directors announced today that it has proposed KPMG for appointment as the Company's independent auditors by the shareholders at the Company's Annual General Meeting on June 14, 2002. Under IPC's current Bye-Laws, shareholders are required to appoint the auditor each year.

The decision to propose KPMG followed a thorough evaluation process conducted by the Audit Committee of the Board of Directors and the Audit Committee's recommendation of KPMG to the Board. Arthur Andersen have served IPC as the Company's auditors for the nine years since IPC's formation in May 1993, during which period they have always adhered to a high standard of professionalism.

IPC Holdings, Ltd., through its wholly-owned subsidiary IPCRe Limited, provides property catastrophe reinsurance and, to a limited extent, marine, aviation, property-per-risk excess and other short-tail property reinsurance on a worldwide basis.

       CONTACT:    Jim Bryce, President & Chief Executive Officer
                   John Weale, Senior Vice President & Chief Financial Officer

                   Telephone:   441-298-5100